Exhibit 99.1

InspireMD Announces the European Society of Cardiology 2020 “Best Poster Award” for Updated Data from the PARADIGM-EXTEND Study

Tel Aviv, Israel — September 3, 2020 – InspireMD, Inc. (NYSE American: NSPR), the developer of the CGuard™ Embolic Prevention System (EPS) for the prevention of stroke caused by carotid artery disease (CAD), today announces the award for Best ESC Congress Poster for the presentation of updated data from the large, long-term PARADIGM-EXTEND study of the CGuard™ Embolic Prevention System (EPS), as part of the European Society of Cardiology 2020 Carotid Update e-presentation at the European Society of Cardiology (ESC) Congress 2020. PARADIGM/EXTEND is an investigator-driven on-going study performed with CGuard Carotid stent for primary and secondary stroke prevention in a large, consecutive all-comers population, with 5 years (60 months) follow-up.

PARADIGM-EXTEND current results for 480 patients of the expected total of 550 that completed the 30-day follow-up were presented. There were no peri-procedural major strokes or death. The total death/stroke /myocardial incidence at 30 days was 1.04% (5/480) due to two minor strokes, one myocardial infarction and two stent-unrelated deaths. In the study, 354/480 patients completed the 12-month follow-up with only 1 patient experiencing in-stent restenosis, 0.28% (1/354). At the 12-month follow-up there were no other device-related adverse clinical events. Finally, 46/480 patients completed the 60-month follow-up period with one more case of in-stent restenosis and no additional cases of device-related stroke.

The lead investigator of the study and ESC Congress presenter was Prof Piotr Musialek, Jagiellonian University Department of Cardiac & Vascular Diseases John Paul II Hospital, Kraków, Poland. Prof Musialek stated, “In consecutive all-comer patients, CGuard EPS stent nearly abolished, in an unprecedented magnitude, stroke risk in relation to carotid restenosis. Based on the PARADIGM-EXTEND and other accumulated clinical data on CGuard’s safety and efficacy, in our ESC 2020 Carotid Update Lecture we indicated that increasing the use of the MicroNet-covered stent demonstrates a fundamental change in the carotid revascularization paradigm, with significantly larger proportions of patients now able to benefit from this technology and a percutaneous procedure rather than surgery.”

“The results from this investigator-driven initiative and resulting recognition of best poster, continue to demonstrate that CGuard provides extended safety and stroke prevention efficacy when added to optimized medical therapy. We continue to prioritize patient care by focusing on measuring evidence that confirms the superiority of CGuard EPS in preventing neurovascular events. Recognition of this data through acknowledgement of this sort builds confidence and awareness within the physician community. Our global expansion strategy and intention to bring CGuard to the United States builds on the foundation of real-world experience and results. We believe the novel MicroNet technology, which is at the heart of the CGuard system, provides a clear differentiator in terms of prevention of additional ischemic events and restenosis,” said Marvin Slosman, InspireMD’s CEO. “We are grateful to Professor Musialek and Jagiellonian for their work on the PARADIGM-EXTEND study, and we look forward to sharing further results of this study and other key milestones as we continue to follow patients’ outcomes.”

The ESC Congress 2020 is being held digitally from August 29-September 2, 2020 and can be accessed via https://www.escardio.org/Congresses-&-Events/ESC-Congress.

About the PARADIGM-EXTEND Study

The PARADIGM-EXTEND study was designed to evaluate long-term clinical efficacy and safety of the CGuard system’s use in 550 consecutive carotid revascularization patients. The study is an all-comer, all-referrals-tracked study with no exclusion criteria other than a lack of Neurovascular Team-determined indication. Clinically asymptomatic patients were to receive revascularization only in case of increased-stroke-risk characteristics. Adverse events are independently adjudicated. To date, 480 patients (39-87 years, 60% symptomatic, 142 women) with 514 arteries crossed the first follow-up window of 30 days.

About The CGuard® EPS

The CGuard® Embolic Protection System is an advanced platform solution designed to deliver the flexibility of the traditional open-cell stent with advanced protection from peri-procedural and post-procedural embolic events caused by plaque prolapse through the stent strut that can lead to stroke. CGuard’s unique MicroNet® technology mitigates the prolapse and associated embolization and has shown superior clinical outcomes for patients against alternative carotid stent types, conventional or next-generation double-layer stents, as well as invasive procedures such as endarterectomy, a major surgical procedure. InspireMD’s CGuard™ has created a new dimension in the protected treatment of carotid artery disease with the potential to truly establish a new standard of care for the management of carotid artery disease and stroke prevention.

About InspireMD, Inc.

InspireMD seeks to utilize its proprietary MicroNet® technology to make its products the industry standard for carotid stenting by providing outstanding acute results and durable stroke-free long-term outcomes.

InspireMD’s common stock is quoted on the NYSE American under the ticker symbol NSPR, and certain warrants are quoted on the NYSE American under the ticker symbol NSPR.WS and NSPR.WSB.

Forward-looking Statements

This press release contains “forward-looking statements.” Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) market acceptance of our existing and new products, (ii) negative clinical trial results or lengthy product delays in key markets, (iii) an inability to secure regulatory approvals for the sale of our products, (iv) the impact of the COVID-19 pandemic on our manufacturing, sales, business plan and the global economy; (v) intense competition in the medical device industry from much larger, multinational companies, (vi) product liability claims, (vii) product malfunctions, (viii) our limited manufacturing capabilities and reliance on subcontractors for assistance, (ix) insufficient or inadequate reimbursement by governmental and other third party payers for our products, (x) our efforts to successfully obtain and maintain intellectual property protection covering our products, which may not be successful, (xi) legislative or regulatory reform of the healthcare system in both the U.S. and foreign jurisdictions, (xii) our reliance on single suppliers for certain product components, (xiii) the fact that we will need to raise additional capital to meet our business requirements in the future and that such capital raising may be costly, dilutive or difficult to obtain and (xiv) the fact that we conduct business in multiple foreign jurisdictions, exposing us to foreign currency exchange rate fluctuations, logistical and communications challenges, burdens and costs of compliance with foreign laws and political and economic instability in each jurisdiction. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Investor Contacts:

Craig Shore

Chief Financial Officer

InspireMD, Inc.

888-776-6804

craigs@inspiremd.com